Exhibit 10.2

EXECUTION VERSION

GUARANTEE

made by
Clever Leaves US, Inc., Clever Leaver International Inc., 1255096 B.C. Ltd., NS US Holdings, Inc., Herbal Brands, Inc., Northern Swan International, Inc., Northern Swan Management, Inc., Northern

Swan Deutschland Holdings, Inc. and Northern Swan Portugal Holdings, Inc.

in favour of
Catalina LP

dated as of July 19, 2021

This GUARANTEE (this “Guarantee”), dated as of July 19, 2021, is made by each of Clever Leaves International Inc., 1255096 B.C. Ltd., NS US Holdings, Inc., Herbal Brands, Inc., Northern Swan International, Inc., Northern Swan Management, Inc., Northern Swan Deutschland Holdings, Inc. and Northern Swan Portugal Holdings, Inc. (such Persons collectively, the “Guarantors” and, individually, each a “Guarantor”) in favour of and for the benefit of Catalina LP (the “Holder”).

RECITALS

WHEREAS, Clever Leaves Holdings Inc., a corporation incorporated pursuant to the laws of the Province of British Columbia (the “Issuer”), has, as issuer, issued that certain secured convertible note in favour of the Holder dated on or about the date hereof (as may be amended, amended and restated, renewed, extended, supplemented, replaced or otherwise modified from time to time, the “Note”);

AND WHEREAS, in accordance with the terms of the Note, the Guarantors shall have executed and delivered this Guarantee in favour of the Holder.

NOW THEREFORE, in consideration of the Holder agreeing to advance certain credit in favour of the Issuer under the terms of the Note, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Guarantor, jointly and severally with each other Guarantor, hereby agrees as follows:

ARTICLE 1
DEFINITIONS

1.1	Definitions

For purposes of this Guarantee, capitalized terms used herein without definition shall have the meanings ascribed to them in the Note, and the following terms shall have the following meanings:

“Governmental Authority” has the meaning given to such term in the Note Purchase Agreement.

“Guaranteed Obligations” is defined in Section 2.1.

“Guarantors” are defined in the Preamble hereof.

“Holder” is defined in the Preamble hereof.

“Note Purchase Agreement” means the note purchase agreement dated as of the date hereof between the Issuer and the Holder (as may be amended, amended and restated, renewed, extended, supplemented or otherwise modified from time to time).

“Obligors” means each of the Issuer and the Guarantors and each of their respective successors and permitted assigns and “Obligor” means any of them.

“Rate of Exchange” means the noon (EST) spot rate of exchange applied in converting a particular currency into United States Dollars published by Thomson Reuters for the day in question.

“Taxes” means any and all present or future income, stamp or other taxes, levies, imposts, duties, deductions, charges, fees or withholdings imposed, levied, withheld or assessed by any Governmental Authority, together with any interest, additions to tax or penalties imposed thereon and with respect thereto.

“Transaction Documents” means this Guarantee, the Transaction Documents (as defined in the Note Purchase Agreement), the Security (as defined in the Note Purchase Agreement) and each of the other agreements and instruments entered into or delivered by any of the Obligors in connection with the transaction contemplated hereby or thereby.

ARTICLE 2
AGREEMENT TO GUARANTEE OBLIGATIONS

2.1	Guarantee

Each Guarantor, hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety,

(a)	the due and prompt payment by the Issuer of:

(i)	all present and future indebtedness and liabilities of the Issuer to the Holder under or in connection with the Note and the other Transaction Documents including, without limitation, all principal and interest thereon at the rate specified in the Note (both before and after an event of default) together with all fees, charges and expenses, in each case, when and as due, whether at scheduled maturity, on the date set for prepayment, by acceleration or otherwise, and

(ii)	all other monetary obligations of the Issuer to the Holder under the Note and the other Transaction Documents, as and when due, including reasonable fees, costs, expenses (including, without limitation, reasonable and documented fees and expenses of counsel incurred by the Holder in enforcing any rights under this Guarantee or any other Transaction Document), contract causes of action and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, fixed or otherwise (including monetary obligations incurred during any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding); and

(b)	the due and prompt performance of all covenants, agreements, obligations and liabilities of the Issuer under or in respect of the Transaction Documents;

all such obligations in subsections (a) and (b) above, whether now or hereafter existing, being referred to collectively as the “Guaranteed Obligations”. Each Guarantor further agrees that all or part of the Guaranteed Obligations may be increased, extended, substituted, amended, renewed or otherwise modified without notice to or consent from such Guarantor and such actions shall not affect the liability of such Guarantor hereunder.

2.2	Demand

Liability of a Guarantor to make payment under this Guarantee shall arise immediately upon delivery by the Holder to such Guarantor of a written demand for payment.

2.3	Interest

Each Guarantor’s liability, whether as a guarantor, indemnitor, or primary obligor, bears interest from the date that the Holder makes demand, both before and after default or judgment, and until actual payment in full, at the rate specified in the Note applicable to the Guaranteed Obligations, calculated and payable in accordance with the Note. For purposes of the Interest Act (Canada), the yearly rate of interest applicable to amounts owing under this Guarantee will be calculated on the basis of a 365-day year. Whenever interest is to be calculated on the basis of any period of time that is less than a calendar year, the yearly rate of interest to which the rate determined by that calculation is equivalent is the rate so determined multiplied by the actual number of days in that calendar year and divided by that period of time.

2.4	Reinstatement

Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment of any Guaranteed Obligation is voided, rescinded or must otherwise be returned by the Holder or any other person upon the insolvency, bankruptcy or reorganization of the Issuer or any other Obligor or otherwise.

ARTICLE 3
GUARANTEE ABSOLUTE AND UNCONDITIONAL; WAIVERS

3.1	Guarantee Absolute and Unconditional; No Waiver of Obligations

Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Note and the other Transaction Documents, regardless of any law, regulation or order of any Governmental Authority now or hereafter in effect. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or any other Obligor under any Transaction Document. A separate action may be brought against each Guarantor to enforce this Guarantee, whether or not any action is brought against the Issuer or any other Obligor or whether or not the Issuer or any other Obligor is joined in any such action. The Holder shall not be required to seek recourse against the Issuer or any other party or realize upon any security they may hold before being entitled to payment by each Guarantor under this Guarantee. The liability of each Guarantor hereunder is irrevocable, continuing, absolute and unconditional and the obligations of each Guarantor hereunder, to the fullest extent permitted by applicable law, shall not be discharged or impaired or otherwise effected by, and each Guarantor hereby irrevocably waives any defences to enforcement or liability hereunder it may have (now or in the future) by reason of:

(a)	any illegality, invalidity or unenforceability of any Guaranteed Obligation, any Transaction Document or any related agreement, security or instrument for any reason whatsoever;

(b)	any change in, or variation of, the Guaranteed Obligations or any other obligation of any Obligor under any Transaction Document including, without limitation, any increase in the Guaranteed Obligations, any change in the interest or fees payable, any renewal, extension, amendment, rescission, waiver, release, discharge, indulgence, compromise, arrangement or other variation in connection with the Guaranteed Obligations, any Transaction Document or any other agreement;

(c)	any taking, exchange, substitution, variation, release, impairment, subordination or non-perfection of any security or collateral for the Guaranteed Obligations, or any taking, release, impairment, amendment, waiver or other modification of any guarantee of the Guaranteed Obligations;

(d)	any manner of sale, disposition or application of proceeds of any collateral or other assets to all or part of the Guaranteed Obligations;

(e)	any loss or diminution in value of the security or collateral held for the Guaranteed Obligations, whether such loss or diminution arises from any act or omission of the Holder;

(f)	any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations;

(g)	any change, restructuring or termination of the corporate structure, ownership or existence of any Obligor or any of its subsidiaries or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Issuer or its assets or any resulting restructuring, compromise, release or discharge of any Guaranteed Obligations;

(h)	any failure of the Holder to disclose to any Guarantor or any other Obligor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Issuer or any other Obligor or any other information now or hereafter known to the Holder;

(i)	the failure of any other person to execute or deliver this Guarantee, or any other guarantee or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations;

(j)	the failure of the Holder to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Transaction Document or otherwise;

(k)	any defence, set-off or counterclaim (other than a defence of payment or performance) that may at any time be available to, or be asserted by, the Issuer against the Holder; or

(l)	any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Guaranteed Obligations or any existence of or reliance on any representation by the Holder that might vary the risk of any Guarantor or otherwise operate as a defence available to, or a legal or equitable discharge of, the Issuer, any Obligor or any other guarantor or surety.

3.2	Acknowledgements

(a)	Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guarantee and acknowledges that this Guarantee is continuing in nature, shall guarantee any ultimate balance owing to the Holder, and applies to all presently existing and future Guaranteed Obligations, until the complete, irrevocable and indefeasible payment and satisfaction in full of the Guaranteed Obligations.

(b)	This Guarantee is a guarantee of payment and performance and not of collection. The Holder shall not be obligated to enforce or exhaust its remedies against the Issuer or under the Note or other Transaction Documents before proceeding to enforce this Guarantee. The liability of each Guarantor to make payment under this Guarantee shall arise immediately upon delivery to it of a written demand for payment hereunder.

(c)	This Guarantee is a direct guarantee and independent of the obligations of the Issuer to the Holder. The Holder may resort to the Guarantors for payment and performance of the Guaranteed Obligations whether or not the Holder shall have resorted to any collateral therefor or shall have proceeded against the Issuer or any other guarantors with respect to the Guaranteed Obligations. The Holder may, at its option, proceed against the Guarantors and the Issuer, jointly and severally, or against one or more Guarantors without having obtained a judgment against the Issuer.

(d)	Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonour and any other notice with respect to any of the Guaranteed Obligations, the Note, the other Transaction Documents and this Guarantee and any requirement that the Holder protect, secure, perfect or insure any security interest, lien or other encumbrance or any property subject thereto.

(e)	This Guarantee shall continue to apply to all Guaranteed Obligations owing to the Holder by any amalgamated corporation resulting from the Issuer amalgamating with one or more other corporations.

ARTICLE 4
POSTPONEMENT OF RIGHTS; SUBORDINATION AND ASSIGNMENT

4.1	Postponement of Rights; Subordination and Assignment

(a)	Postponement of Rights. Until such time as the Guaranteed Obligations have been paid in full, each Guarantor agrees that it shall not (i) exercise any right of set-off or assert any counterclaim against the Issuer with respect to any indebtedness or liability of the Issuer to such Guarantor; (ii) exercise any of its rights of subrogation to the Holder’s position with respect to any payments it has made hereunder; (iii) assert or enforce any claim to indemnification or reimbursement against the Issuer or any other guarantor; or (iv) assert any right of contribution against any other guarantor.

(b)	Subordination. Any indebtedness of the Issuer now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of the Guaranteed Obligations. If any payment shall be paid to any Guarantor in violation of the immediately preceding sentence on account of any such indebtedness of the Issuer, such amount shall be held in trust for the benefit of the Holder, segregated from other funds of such Guarantor, and promptly paid or delivered to the Holder in the same form as so received (with any necessary endorsement or assignment) to be credited against the payment of the Guaranteed Obligations, whether due or to become due, in accordance with the terms of the Transaction Documents or to be held as collateral for any Guaranteed Obligations.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES; COVENANTS

5.1	Representations and Warranties

Each Guarantor represents and warrants as to itself that all representations and warranties relating to it contained in the Transaction Documents are true and correct. Each Guarantor further represents and warrants that:

(a)	There are no conditions precedent to the effectiveness of this Guarantee that have not been satisfied or waived.

(b)	It has full corporate power and authority to enter into the Transaction Documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Its execution and delivery of the Transaction Documents to which it is party and performance of its obligations hereunder have been duly authorized by all requisite corporate action on the part of such Guarantor. Each of the Transaction Documents to which it is a party have been duly executed and delivered by such Guarantor, and constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms.

(c)	It has, independently and without reliance upon the Holder and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guarantee and any other Transaction Document to which it is or may become a party, and has established adequate procedures for continually obtaining information pertaining to, and is now and at all times will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of the Issuer and each other Obligor.

(d)	Each representation and warranty made by the Issuer under Section 3.2 of the Note Purchase Agreement, to the extent it pertains to such Guarantor or the Transaction Documents to which such Guarantor is a party, is true, accurate and complete in all respects.

5.2	Covenants

Each Guarantor covenants and agrees that it will perform and observe, and cause each of its subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Transaction Documents that are required to be, or that the Issuer has agreed to cause to be, performed or observed by such Guarantor or subsidiary.

ARTICLE 6
MISCELLANEOUS

6.1	Payment

Any and all payments made by any Guarantor under or in respect of this Guarantee shall be made to the Holder.

6.2	Taxes

Any and all payments by any Guarantor under or in respect of this Guarantee shall be made free and clear of and without deduction or withholding for any Taxes except as required by applicable law. If any Guarantor is required by applicable law (as determined in the good faith discretion of the applicable Guarantor) to deduct or withhold any Taxes from such payments, then, (i) the amount payable by such Guarantor shall be increased so that after all such required deductions or withholdings are made (including deductions or withholdings applicable to additional amounts payable under this section), the applicable recipient receives an amount equal to the amount it would have received had no such deduction or withholding been made, (ii) such Guarantor shall make such deductions or withholdings and timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and (iii) such Guarantor shall, promptly after any such payment, deliver to the Holder the original or certified copy of a receipt issued by such Governmental Authority evidencing such payment.

6.3	Right of Set-Off

If an Event of Default shall have occurred and be continuing, the Holder and each of its affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, and without prior notice to any Guarantor or any other Obligor, any such notice being expressly waived by each Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Holder or any such affiliate to or for the credit or the account of any Guarantor or any other Obligor against any and all of the obligations of such Guarantor or such Obligor now or hereafter existing under this Guarantee or any other Transaction Document to the Holder or its affiliates whether direct or indirect, absolute or contingent, matured or unmatured, and irrespective of whether or not such Holder or affiliate shall have made any demand under this Guarantee or any other Transaction Document and although such obligations of such Guarantor or such other Obligor are owed to an office or representative of the Holder different from the office or affiliate holding such deposit or obligated on such indebtedness. The rights of the Holder and each of its affiliates under this section are in addition to other rights and remedies (including other rights of set-off) that the Holder or such affiliate may have. The Holder agrees to notify such Guarantor promptly after any such set off and appropriation and application; provided that the failure to give such notice shall not affect the validity of such set off and appropriation and application.

6.4	Amendments in Writing

No term or provision of this Guarantee may be waived, amended, supplemented or otherwise modified except by an agreement in writing signed by each Guarantor and the Holder.

6.5	Indemnity

(a)	Each Guarantor hereby agrees to indemnify and hold harmless the Holder and each of its affiliates and the directors, officers, employees, partners, agents, trustees, administrators, managers, advisors and representatives of it and affiliates of any of the foregoing Persons (each such Person being called an “Indemnitee”) from any losses, damages, liabilities, claims and related expenses (including reasonable and documented fees and expenses of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable and documented fees, expenses and time charges for legal counsel who are employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Guarantor or any other Obligor) arising out of, in connection with or resulting from this Guarantee or any other Transaction Document, including, without limitation, enforcement of this Guarantee, or any failure of any of the Guaranteed Obligations to be the legal, valid, and binding obligations of any Guarantor enforceable against such Guarantor in accordance with their terms, whether brought by a third party or by such Guarantor or any other Obligor, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and unappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (ii) result from a claim brought by any Guarantor or any other Obligor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Transaction Document. This clause (a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, or similar items arising from any non-Tax claim.

(b)	To the fullest extent permitted by applicable law except as provided for in Section 7.9 of the Note Purchase Agreement, each Guarantor hereby agrees not to assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Guarantee, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any amounts advanced or the use of proceeds thereof. No Indemnitee shall be liable for any damages arising from the use of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Guarantee or the other Transaction Documents or the transactions contemplated hereby or thereby by unintended recipients.

(c)	All amounts due under this section shall be payable within 5 Business Days of demand by the Holder.

(d)	Without prejudice to the survival of any other agreement of any Guarantor under this Guarantee or any other Transaction Documents, the agreements and obligations of each Guarantor contained in Section 2.1 (with respect to reasonable and documented fees only), Section 2.3, Section 2.4 and this section shall survive termination of the Transaction Documents and payment in full of the Obligations and all other amounts payable under this Guarantee.

6.6	Notices

(a)	Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (or by email as provided in paragraph (b) below), all notices and other communications provided for herein shall be made in writing and mailed by registered mail, delivered by hand or overnight courier service, or sent by electronic mail as follows:

(i)	To any Guarantor:

c/o Dentons Canada LLP

20th Floor, 250 Howe Street

Vancouver, BC V6C 3R8

Attention: Kimberly Burns & David Kastin
E-mail:	kimberly.burns@dentons.com &

david.kastin@cleverleaves.com

with a copy to:

Dentons Canada LLP

77 King Street West, Suite 400
Toronto-Dominion Centre

Toronto, ON M5K 0A1

Attention:	Eric Foster
E-mail:	eric.foster@dentons.com

(ii)	To the Holder:

Catalina LP
1900, 333 7 Avenue SW
Calgary, AB T2P 2Z1

Attention:	Aaron Bunting
Email:	legal@safgroup.ca

Notices mailed by registered mail or sent by hand or overnight courier service shall be deemed to have been given when received. Notices sent by electronic mail during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next business day).

(b)	Electronic Communications. Notices and other communications to the Holder hereunder may be sent by electronic communication (including email) in accordance with procedures approved by the Holder. The Holder or any Guarantor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Holder specifies otherwise, (i) notices and other communications sent by email shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement); provided that if such notice, email or other communication is not sent during the recipient’s normal business hours, such notice, email or communication shall be deemed to have been sent at the recipient’s opening of business on the next business day.

(c)	Change of Address, Etc. Any party hereto may change its address or email for notices and other communications hereunder by notice to the other parties hereto.

6.7	Continuing Guarantee

This Guarantee is a continuing guarantee and shall remain in full force and effect until the full and final payment in full of the Guaranteed Obligations and all other amounts payable under this Guarantee.

6.8	Successors and Assigns; Assignments Under the Note

(a)	Successors and Assigns. This Guarantee shall be binding on each Guarantor, its successors and permitted assigns, and shall inure to the benefit of and be enforceable by the Holder and its respective successors and assigns.

(b)	Assignment. The Holder may assign or otherwise transfer all or any portion of its rights and obligations under this Guarantee and any security relating to the Note to any other Person without the consent of the Guarantors, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Holder herein or otherwise; provided, however, that this Guarantee may not be assigned, transferred or sold in whole or in part to a cannabis company competitor with operations in Latin America or Europe without the Issuer's prior written consent. The Guarantors shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of the Holder.

6.9	Severability

If any term or provision of this Guarantee is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Guarantee or invalidate or render unenforceable such term or provision in any other jurisdiction.

6.10	Counterparts

This Guarantee and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, and all taken together shall constitute a single contract. This Guarantee and the other Transaction Documents, and any separate letter agreements with respect to fees payable to the Holder, constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Guarantee by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Guarantee.

6.11	Limitation Period

The Guarantors agree that this Guarantee shall, for the purposes of the Limitation Act, RSA 2000, c L-12, constitute a “business agreement” as defined in section 22 of that Act. To the maximum extent permitted by law, each Guarantor hereby agrees that the Holder may bring an action under this Guarantee notwithstanding any limitation period applicable to such claim, and that any limitation periods applicable to this Guarantee are hereby explicitly excluded. If the exclusion of limitation periods is not permitted under applicable law, then the applicable limitation periods are hereby extended to the maximum extent permitted by law.

6.12	Language

The parties have required that this Guarantee and all documents and notices resulting from it be drawn up in English. Les parties aux présents ont exigés que la présente convention ainsi que tous les documents et avis qui s’y rattachent ou qui en découleront soit rédigés en la langue anglaise.

6.13	Judgment Currency

(a)	Conversion. If, for the purpose of obtaining or enforcing judgment against any party in any court in any jurisdiction, it becomes necessary to convert into a particular currency an amount due under this Guarantee or the Note or any other Transaction Document, the conversion will be made at the Rate of Exchange prevailing on the Business Day immediately preceding the date on which judgment is given.

(b)	Payment of additional amounts. If, as a result of a change in the Rate of Exchange between the date of judgment and the date of actual payment, the conversion results in the Holder receiving less than the amount payable to them, the Guarantors shall pay the Holder any additional amount as may be necessary to ensure that the amount received is not less than the amount payable by the Guarantors on the date of judgment.

(c)	Treatment of additional amounts. Any additional amount due under this section will be due as a separate debt, gives rise to a separate cause of action, and will not be affected by judgment obtained for any other amount due under this Guarantee or the Note or any other Transaction Document.

6.14	Governing Law; Jurisdiction; Etc.

(a)	Governing Law. This Guarantee and any claim, controversy, dispute or cause of action based upon, arising out of or relating to this Guarantee shall be governed by, and construed in accordance with, the laws of the Province of Alberta and the federal laws of Canada applicable therein.

(b)	Submission to Jurisdiction. Any action or proceeding arising out of or based upon this Guarantee may be brought in the courts of the Province of Alberta, and each party irrevocably submits and agrees to attorn to the exclusive jurisdiction of such courts in any such action or proceeding. The parties irrevocably and unconditionally waive any objection to the venue of any action or proceeding in such courts and irrevocably waive and agree not to plead in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto agrees that a final judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein or in any other Transaction Document shall affect any right that the Holder may otherwise have to bring any action or proceeding relating to this Guarantee or any other Transaction Document against any Guarantor or any other Obligor or its properties in the courts of any jurisdiction.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Guarantee to be executed as of the date first written above by their respective officers thereunto duly authorized.

Guarantors:

CLEVER LEAVES US, INC.

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	President and Secretary

CLEVER LEAVES INTERNATIONAL INC.

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	Chief Executive Officer

1255096 B.C. Ltd.

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	Director

NS US HOLDINGS, INC.

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	Chief Executive Officer

HERBAL BRANDS, INC.

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	Authorized Signatory

NORTHERN SWAN INTERNATIONAL, INC.

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	Authorized Signatory

NORTHERN SWAN MANAGEMENT, INC.

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	Authorized Signatory

NORTHERN SWAN DEUTSCHLAND HOLDINGS, INC.

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	Authorized Signatory

NORTHERN SWAN PORTUGAL HOLDINGS, INC.

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	Authorized Signatory

Northern Swan - Guarantee